                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                       HOME PRODUCTS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2001

To the Stockholders of Home Products International, Inc.

     The Annual Meeting of Stockholders of Home Products International, Inc. a Delaware corporation (the "Company"), will be held on Thursday, May 24, 2001 at 10:00 a.m., local time, at the Company's Corporate Offices, 4501 West 47th Street, Chicago, IL 60632 for the following purposes, as more fully described in the accompanying Proxy Statement.

     1. To elect six (6) directors for the next year.

     2. To approve the Home Products International, Inc. 2000 Employee Stock Purchase Plan.

     3. To transact such other business as may properly come before the annual meeting.

     Stockholders of record of the Company's Common Stock at the close of business on April 6, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, also as more fully described in the Proxy Statement.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                            For the Board of Directors,

                                            JAMES R. TENNANT
                                            James R. Tennant
                                            Chairman of the Board

Chicago, Illinois
April 11, 2001

                       HOME PRODUCTS INTERNATIONAL, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                               ------------------

                                PROXY STATEMENT

                               ------------------

                        APPROXIMATE DATE PROXY MATERIAL
                          FIRST SENT TO STOCKHOLDERS:
                                 APRIL 18, 2001

                               ------------------

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Home Products International, Inc., a Delaware corporation (the "Company" or "HPI"), to be held on Wednesday, May 24, 2001 (the "Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy solicitation material to beneficial owners of the Company's Common Stock.

AUTHORITY CONFERRED BY PROXIES

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted: (1) FOR the election of all nominee directors specified herein and (2) FOR the approval of the 2000 Employee Stock Purchase Plan. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and one is a director and executive officer of the Company and the other is an executive officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"), and one class of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Company had 7,745,644 issued and outstanding shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the close of business on April 6, 2001 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the

Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of one-third of the shares of Common Stock outstanding on the Record Date, either in person or by proxy, will constitute a quorum.

     Votes for, against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) and entitled to vote, will be required to approve the 2000 Employee Stock Purchase Plan. Accordingly, abstention have the same affect as a vote "against" the proposal while broker non-votes do not affect the outcome. For the election of directors, the six nominees who receive the most votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of such election.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 6, 2001 (unless otherwise noted) with respect to the beneficial ownership of the Company's issued and outstanding Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all of the directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") which generally attribute beneficial ownership of securities to persons which possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them.

     Based upon the SEC definition of beneficial ownership, outstanding stock options exercisable by the executive officers and directors within 60 days of the Record Date are included in the number of shares owned by such individuals. The option price on all options to purchase the Company's Common Stock was above the market price of Common Stock at April 6, 2001.

                    NAME AND ADDRESS OF                          TOTAL SHARES      PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                    -------------------                       ------------------   --------
J.P. Morgan Partners (SBIC), LLC(1).........................      1,334,521          17.2%
Samstock L.L.C.(2)..........................................        664,000           8.6
Dimensional Fund Advisors, Inc.(3)..........................        506,550           6.5
Charles R. Campbell(4)......................................         54,261             *
Joseph Gantz(5).............................................         29,610             *
Stephen P. Murray(6)........................................      1,350,779          17.4
Marshall Ragir(7)...........................................        257,226           3.3
Jeffrey C. Rubenstein(8),(9)................................        571,258           7.4
Daniel B. Shure(10).........................................         37,372             *
Joel D. Spungin(11).........................................         31,642             *
James R. Tennant(12)........................................        679,442           8.5
James E. Winslow(13)........................................         99,025           1.3
All directors and executive officers as a group (9
  persons)(14)..............................................      2,879,622          35.5

-------------------------

  *  Less than 1%

 (1) J.P. Morgan Partners (SBIC), LLC ("JPMP SBIC"), is a Delaware limited liability company whose address is 1221 Avenue of the Americas, New York, NY 10020. JPMP SBIC is a wholly owned subsidiary of J.P. Morgan Partners
     (BHCA), L.P. ("JPM BHCA"), a Delaware limited general partnership, whose address is the same as JPMP SBIC. JPMP SBIC and JPM BHCA have shared voting and investment power with respect to the 1,334,521 shares of Common Stock.

 (2) According to information available to the Company, the address of Samstock L.L.C. ("STK") is Two North Riverside Plaza, Suite 600, Chicago, IL 60606.

 (3) According to information contained in a report on Schedule 13G dated February 2, 2001, filed by Dimensional Fund Advisors, Inc. ("DFA"), DFA beneficially owns 506,550 (which represent 6.5% of the shares outstanding) as a result of acting as an investment adviser for registered investment companies. DFA and the various accounts to which it is an adviser have shared power to vote and dispose of 506,550 shares of Common Stock. DFA expressly disclaims that, it is in fact, the beneficial owner of such shares. DFA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

 (4) Includes 15,000 shares of Common Stock which may be purchased by Mr. Campbell upon exercise of currently exercisable options.

 (5) Includes 12,500 shares of Common Stock which may be purchased by Mr. Gantz upon exercise of currently exercisable options and 7,580 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

 (6) Mr. Murray is a general partner of JPMP SBIC, and in such capacity exercises shared voting and investment power with respect to the shares beneficially owned by JPMP SBIC (1,334,521 shares). Mr. Murray expressly disclaims that he, is in fact, the beneficial owner of such shares. Includes 12,500 shares of Common Stock which may be purchased by Mr. Murray upon exercise of currently exercisable options and 3,758 shares of Common Stock deferred pursuant to the 1999 Directors' Restricted Stock Plan. Mr. Murray's address is C/O J.P. Morgan Partners (SBIC), LLC, 1221 Avenue of the Americas, New York, NY 10020.

 (7) Includes 164,000 shares of Common Stock beneficially owned by the Ragir Foundation with respect to which Mr. Ragir, in his capacity as a director, exercises shared voting and investment power. These shares are deemed to be beneficially owned by Mr. Ragir pursuant to the 1934 Act. Mr. Ragir expressly disclaims that he is, in fact, the beneficial owner of such shares. The number of shares reported in the table also includes 66,993 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. Does not include 15,190 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power. Includes 15,000 shares of Common Stock which may be purchased by Mr. Ragir upon exercise of currently exercisable options and 1,805 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

 (8) Mr. Rubenstein is the executor of the Norma L. Ragir Estate and in such capacity exercises voting and investment power with respect to the shares of Common Stock beneficially owned by the Norma L. Ragir Estate (221,501 shares). Mr. Rubenstein is a director of the Meyer and Norma Ragir Foundation (the "Ragir Foundation") and in such capacity exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the Ragir Foundation (164,000 shares). Mr. Rubenstein is co-trustee of five separate trusts and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by the five separate trusts. The five trusts, and the respective number of shares held by each is as follows: MJR/NLR Gift Trust -- Judith Ragir Separate Trust (15,189 shares); MJR/NLR Gift
     Trust -- Robert Ragir Separate Trust (13,985 shares); MJR/NLR Gift
     Trust -- Marshall Ragir Separate Trust (15,190 shares) (collectively, the "Ragir Gift Trusts"); the Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir (16,500 shares); and the Meyer J. Ragir Family Irrevocable
     Trust -- Marshall Ragir Separate Trust (66,993 shares) (collectively, the "Ragir Family Trusts"). All five trusts are collectively referred to herein as the "Ragir Trusts". None of the Ragir Trusts individually owns more than 1% of the Common Stock of the Company. Mr. Rubenstein, as executor of the Norma L. Ragir Estate and a director of the Ragir Foundation and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 513,358 shares of Common Stock (which represent 6.6% of the outstanding shares). Mr. Rubenstein expressly disclaims that he is, in fact, the beneficial owner of all such shares. The address for Mr. Rubenstein is 200 North LaSalle Street, Suite 2100, Chicago, IL 60601.

 (9) Includes 15,000 shares of Common Stock which may be purchased by Mr. Rubenstein upon exercise of currently exercisable options. Also includes 1,000 shares held by Mr. Rubenstein's wife with respect to which Mr. Rubenstein disclaims beneficial ownership.

(10) Includes 15,000 shares of Common Stock which may be purchased by Mr. Shure upon exercise of currently exercisable options and 9,071 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan. Also includes 2,500 shares held by Mr. Shure's children with respect to which Mr. Shure disclaims beneficial ownership.

(11) Includes 15,000 shares of Common Stock which may be purchased by Mr. Spungin upon exercise of currently exercisable options and 11,602 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

(12) Includes 200,100 shares of Common Stock which may be purchased by Mr. Tennant upon exercise of currently exercisable options. Includes 373,333 restricted shares of Common Stock and 9,347 shares subject to the Company's Executive Incentive Plan.

(13) Includes 20,100 shares of Common Stock which may be purchased by Mr. Winslow upon exercise of currently exercisable options. Includes 54,167 restricted shares of Common Stock and 3,445 shares subject to the Company's Executive Incentive Plan.

(14) Includes 320,200 shares of Common Stock which may be purchased upon exercise of currently exercisable options, 427,500 restricted shares of Common Stock, 12,792 shares subject to the Company's Executive Incentive Plan and 33,816 shares of Common Stock deferred pursuant to the Company's 1999 Directors' Restricted Stock Plan.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall consist of six directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the six nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees have served as directors since the last annual meeting. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES FOR DIRECTORS

     Information regarding the Board's nominees for election as directors is set forth below.

     Charles R. Campbell, age 61, has been a director of the Company since September, 1994. Since 1996 Mr. Campbell has been a principal with the Everest Group, a management consulting firm. From 1995 to 1996 Mr. Campbell was President of C. R. Campbell & Associates, a management consulting firm. From 1985 to 1995, Mr. Campbell was Senior Vice President, Chief Financial and Administrative Officer of Federal Signal Corporation, a diversified manufacturer of capital goods.

     Marshall Ragir, age 56, has been a director of the Company since July, 1995. Since 1991, Mr. Ragir has been President and Chief Executive Officer of Know Business Inc., a venture capital and investment company. Mr. Ragir is a director of several charitable foundations and non-profit agencies.

     Jeffrey C. Rubenstein, age 59, has been a director of the Company since September, 1986. Since 1991, Mr. Rubenstein has been a senior principal with the law firm of Much Shelist Freed Denenberg Ament &

Rubenstein, P.C., an Illinois professional corporation, which is counsel to the Company. Mr. Rubenstein is a director of Vita Food Products, Inc. and a number of privately held companies.

     Daniel B. Shure, age 43, has been a director of the Company since December, 1994. Since 1988, Mr. Shure has been President and Chief Executive Officer of Strombecker Corporation, an international toy manufacturer and distributor. Mr. Shure is a director of several privately held companies.

     Joel D. Spungin, age 63, has been a director of the Company since September, 1996. Since 1995, Mr. Spungin has been President of DMS Enterprises, a management advisory and investment company. Mr. Spungin has been Chairman Emeritus of United Stationers, Inc. since 1994. From 1981 to 1995, Mr. Spungin was employed by United Stationers, Inc., in various capacities with his final position being Chairman of the Board and Chief Executive Officer. Mr. Spungin is a director of AAR Corporation, Vita Food Products, Inc. and a number of privately held companies.

     James R. Tennant, age 48, joined the Company as Chairman of the Board and Chief Executive Officer in April, 1994. Mr. Tennant was elected a director of the Company in December, 1992, and was a member of the Company's Compensation Committee until April, 1994. From 1982 to 1994, Mr. Tennant was Division President of True North Communications, an international marketing services company. Mr. Tennant is a director of Hines Horticulture, Inc. and a number of privately held companies.

BOARD AND COMMITTEES MEMBERSHIP

     The Board of Directors met five times during the 2000 fiscal year and had three ongoing committees. Those committees consisted of an Audit Committee, an Executive Compensation Committee and a Nominating Committee. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

     The table below provides membership and meeting information for each of the Board committees in fiscal 2000.

                                                                       EXECUTIVE
NAME                                                          AUDIT   COMPENSATION   NOMINATING
----                                                          -----   ------------   ----------
Charles R. Campbell.........................................    X*
Joseph Gantz................................................    X                         X
Stephen P. Murray...........................................
Marshall Ragir..............................................                X
Jeffrey C. Rubenstein.......................................    X           X
Daniel B. Shure.............................................                              X
Joel D. Spungin.............................................                X*
James R. Tennant............................................                              X*
2000 Meetings...............................................    2           4             0

-------------------------

* Committee Chairman

THE AUDIT COMMITTEE

     The Audit Committee oversees the activities of the Company's independent auditors. The Committee:

     - Reviews with the outside auditors the scope of the audit, the auditor's fees and related matters;

     - Receives copies of the annual comments from the independent auditors on accounting procedures and systems of control; and

     - Reviews with the independent auditors any questions, comments or suggestions they may have relating to our internal controls, accounting practices and procedures and those of the Company's subsidiaries.

THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee is responsible for establishing annual and long-term performance goals for the Executive Officers. This responsibility includes establishing the compensation package and evaluating the performance of the Chairman and Chief Executive Officer, and the Chief Financial Officer. In addition, the Committee:

     - Recommends the granting of options and awards under the various stock option plans; and

     - Publishes an annual Executive Compensation Committee Report for the stockholders.

THE NOMINATING COMMITTEE

     The Nominating Committee is responsible for recommending candidates for membership on the Board of Directors and consulting with the Chairman on committee assignments. The Nominating Committee will not consider nominees recommended by security holders.

COMPENSATION OF DIRECTORS

     All non-employee directors will receive an annual retainer of $7,500 payable in Common Stock. The number of shares to be received by each non-employee director will be based upon the closing price per share of the Common Stock as reported on The NASDAQ SmallCap Market(sm) on the day of the Meeting. Non-employee directors will receive a fee of $1,750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. All non-employee directors that chair a committee will receive an annual fee of $2,500. Each non-employee director has had, prior to the date hereof, the option to receive these fees in cash or in Common Stock. If a non-employee director elected to receive Common Stock, the number of shares to be received is based upon the closing price per share of the Common Stock as reported on The NASDAQ SmallCap Market(sm) on the day of the Board of Directors' meeting or the committee meeting. Each non-employee director may defer payment of the retainer and/or director's pursuant to the Directors' Restricted Stock Plan, until termination of the director's services or the attainment of a certain age. Non-employee directors will also be granted options to purchase shares of Common Stock at the discretion of the Board of Directors upon consideration of recommendations of the Compensation Committee. All of the stock options granted to the non-employee directors will be at an exercise price equal to the closing price per share as reported on The NASDAQ SmallCap Market(sm) on such date and will become exercisable immediately.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES SET FORTH HEREIN.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses the compensation awarded by the Company for services rendered during the Company's last three fiscal years to the chief executive officer and to the other named executive officer (collectively, the "Named Executive Officers") as of December 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                 ----------------------------------
                                                                 RESTRICTED
                                          ANNUAL COMPENSATION      STOCK      SECURITIES     LTIP      ALL OTHER
                                          --------------------     AWARD      UNDERLYING   PAYOUTS    COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)     ($)(1)      OPTIONS#     ($)(2)        ($)
   ---------------------------     ----   ---------   --------   ----------   ----------   -------    ------------
James R. Tennant.................  2000   $430,000    $      0    $594,999            0    $ 12,268     $64,425(3)
Chairman of the Board and Chief    1999    391,758     341,691           0      225,000     115,013      69,759(3)
Executive Officer of HPI           1998    350,000     382,884           0            0           0       9,476(3)
James E. Winslow.................  2000   $215,000    $      0    $ 86,329            0    $  4,522     $29,299(4)
Executive Vice President, Chief    1999    205,000     162,522           0       35,000      42,396      32,710(4)
Financial Officer and Secretary    1998    205,000     164,652           0            0           0       9,476(4)
of HPI

-------------------------

(1) The shares represented by the restricted stock award are subject to a forfeiture restriction in the event that Messrs. Tennant and Winslow voluntarily leave the Company or are terminated for cause prior to the date the restriction lapses. The restriction on the shares will lapse in October 2003. The number of restricted shares held by Mr. Tennant at the end of 2000 was 373,333 and the value of such shares at the end of last year was $653,333. The number of restricted shares held by Mr. Winslow at the end of 2000 was 54,167 and the value of such shares at the end of last year was $94,792.

(2) The amounts appearing in this column are the December 30, 2000 and December 25, 1999 payout of the Share Units converted to Common Stock pursuant to the Company's Executive Incentive Plan ("EIP") as well as the cash paid out upon the conversion of such share units.. The 2000 payout values were calculated by multiplying the closing price of the Company's Common Stock as of the last trading date of the Company's fiscal year 2000 (December 29, 2000) of $1.750/share by a certain number of share units. Mr. Tennant payout was based on 7,010 share units and Mr. Winslow payout was based on 2,584 share units. The 1999 payout values were calculated by multiplying the closing price of the Company's Common Stock as of the last trading date of the Company's fiscal year 1999 (December 23, 1999) of $10.938/share by a certain number of share units. Mr. Tennant payout was based on 10,515 shares units and Mr. Winslow payout was based on 3,876 share units. The 2000 payout was a result of prior year awards.

(3) Consists in 1998 of an employer contribution of $9,476 to Mr. Tennant's Profit Sharing and 401(K) Plan and Trust maintained by the Company (the "401(K)"). Consists in 1999 of an employer contribution of $9,800 to Mr. Tennant's 401(K), an employer contribution of $38,341 to Mr. Tennant's non-qualified deferred compensation plan maintained by the Company (the "Deferred Compensation Plan") and the Company's payment of $21,618 in life and disability insurance premiums on Mr. Tennant's behalf. Consists in 2000 of an employer contribution of $10,350 to Mr. Tennant's 401(K), an employer contribution of $40,772 to Mr. Tennant's Deferred Compensation Plan and the Company's payment of $13,303 in life and disability insurance premiums on Mr. Tennant's behalf.

(4) Consists in 1998 of an employer contribution of $9,476 to Mr. Winslow's 401(K). Consists in 1999 of an employer contribution of $9,800 to Mr. Winslow's 401(K), an employer contribution of $14,996 to Mr. Winslow's Deferred Compensation Plan and the Company's payment of $7,914 in life and disability insurance premiums on Mr. Winslow's behalf. Consists in 2000 of an employer contribution of $10,350 to Mr. Winslow's 401(K), an employer contribution of $14,079 to Mr. Winslow's Deferred Compensation

Plan and the Company's payment of $4,870 in life and disability insurance premiums on Mr. Winslow's behalf.

STOCK OPTION GRANTS IN 2000

     The following table provides information on option grants in fiscal 2000 to the Named Executive Officers.

                                                 INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                ---------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF    PERCENTAGE OF                             ANNUAL RATES OF STOCK
                                SECURITIES   TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO     EXERCISE                       OPTION TERM
                                 OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
                                 GRANTED      FISCAL YEAR    ($/SHARE)      DATE          5%          10%
                                ----------   -------------   ---------   ----------       --          ---
James R. Tennant..............     --             --            --          --              --           --
James E. Winslow..............     --             --            --          --              --           --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in fiscal 2000 by the Named Executive Officers and the value of such officers' unexercised options at December 30, 2000.

                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY(1)
                             SHARES                       OPTIONS AT                      OPTIONS AT
                            ACQUIRED                    FISCAL YEAR-END                FISCAL YEAR-END
                               ON       VALUE     ---------------------------    ----------------------------
           NAME             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             --------   --------   -----------   -------------    -----------    -------------
James R. Tennant..........    --         --         200,100            --            --              --
James E. Winslow..........    --         --          16,767         8,333            --              --

-------------------------

(1) "In-The-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 29, 2000.

EMPLOYMENT AGREEMENTS

     James R. Tennant is employed as Chairman of the Board and Chief Executive Officer of the Company pursuant to an employment agreement dated as of May 19, 1999. Such employment agreement expires on December 31, 2003, with automatic one year extensions thereafter unless canceled by either party. The employment agreement provides for an annual base salary of $400,000. Mr. Tennant is also entitled to receive a discretionary bonus based on the Company's financial performance (in the form of cash and/or stock options at the discretion of the Board of Directors), as well as to receive incentive bonuses subject to the terms of the EIP and the Company's Management Incentive Plan. If the Company terminates Mr. Tennant's employment without cause or does not renew Mr. Tennant's employment agreement for any renewal year after December 31, 2003, Mr. Tennant will be entitled to receive a severance payment in an amount equal to three times the average salary and bonus earned during the two years immediately prior to the termination. If Mr. Tennant's employment is terminated for any reason within 180 days after a change in control of the Company, Mr. Tennant is entitled to receive (i) payments over a twenty-four month period following the termination in an amount equal to the difference between (A) five million and
(B) the per share value of the Company's Common Stock at the closing of the event which is the culmination of the transaction(s) resulting in the change of control minus the exercise price per share of each stock option granted to Mr. Tennant prior to the change in control multiplied by the number of shares of the Company's common stock underlying each option granted and (ii) a one time payment equal to the product of (A) three times (B) the sum of the amount of salary and bonus earned during each of the two years immediately prior to the termination divided by two. Mr. Tennant's employment agreement also provides for the granting of certain options to purchase Common Stock. Mr. Tennant's employment agreement also contains a provision to reimburse him for any excise tax that may be due under section 4999 of the Internal Revenue Code of 1986, as amended, as well as any additional income or other tax which may become due because of this additional payment. He also agrees not to compete against the Company or solicit its customers or employees for a period of three years after his voluntary termination or termination by the Company without cause.

     The Company has entered into an employment agreement with Mr. Winslow. If Mr. Winslow's employment is terminated by the Company for any reason (other than for cause, death or disability), he is entitled to a severance payment equal to the average yearly salary and bonus compensation paid to such executive over the past two fiscal years.

RETENTION AGREEMENT

     The Company has entered into a Retention and Non-Competition Agreement with Mr. Winslow. The agreement provides that if Mr. Winslow remains with the Company for 180 days following a change in control of the Company, or is terminated without cause or dies before the end of such period, such executive will receive a payment equal to the average yearly salary and bonus compensation paid to such executive over the past two fiscal years. Additionally, such executive agrees that he will not compete against the company or solicit its customers or employees for a period of one year after the termination of his employment with the Company, and the Company agrees to pay Mr. Winslow $100,000 upon a change in control in consideration for such agreements.

RESTRICTED STOCK AGREEMENT

     In 2000 the Board of Directors of the Company offered Messrs. Tennant and Winslow the option to cancel certain outstanding stock options and convert such canceled options into restricted stock of the Company pursuant to a Restricted Stock Agreement (the "Agreement"). Under the Agreement, Messrs. Tennant and Winslow have elected to cancel 830,000 and 115,000 options to purchase the Company's Common Stock, respectively. Under the Agreement, 373,333 and 54,167 shares of the Company's Common Stock were issued as restricted stock to Messrs. Tennant and Winslow, respectively. The restriction on the shares will lapse in October 2003. All shares are subject to forfeiture in the event that the employee voluntarily leaves the Company or is terminated for cause prior to the date the restriction lapses.

                         COMPENSATION COMMITTEE REPORT

     The report of the Compensation Committee and the performance graph included elsewhere in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under either the 1933 Act or the 1934 Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report or graph by reference; and further, such report and graph shall not be deemed filed under the Acts.

     The Compensation Committee ("Committee") determines and administers the compensation of the Company's executive officers. The Committee is comprised entirely of non-employee directors.

COMPENSATION PHILOSOPHY

     At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company. The Committee actions related to the compensation of the chief executive officer of the Company and the chief financial officer of the Company are submitted to the full Board of Directors for ratification.

     The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Committee has a policy that a significant portion of the total compensation should consist of variable, performance-based components, such as stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performances. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of Company and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officer(s). While the Committee considers such Company performance measures as net income, earnings per share, return on average stockholders' equity, return on capital employed and return on average total assets, the Committee does not apply any specific quantitative formula in making compensation decisions. However, the Executive Incentive Plan and the Management Incentive Plan are based on specific Company performance measures of return on capital employed and the attainment of certain budgeted goals, respectively. The Committee also appreciates the importance of achievements that may be difficult to quantify and, accordingly, recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

BASE SALARY

     Base salaries for the chief executive officer and other executive officer(s) are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual executive officer's performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

PERFORMANCE BASED COMPENSATION

     EXECUTIVE INCENTIVE PLAN. The Executive Incentive Plan ("EIP") applies to the Company's senior management. The purpose of the EIP is to make available to the participants, a portion of their total compensation in the form of an incentive opportunity when they discharge their duties in a manner which makes a measurable contribution to the Company's earnings and achieves a predetermined return on capital employed goal. While the EIP provides annual incentive opportunity, it also focuses on long-term results.

     MANAGEMENT INCENTIVE PLAN. The Management Incentive Plan, ("MIP") applies to executive officers and key employees of the Company. Participants are eligible to earn an annual incentive award based on the attainment of pre-approved Company and subsidiary goals. Participants are assigned a target incentive award stated as a percent of their salary, based on a participant's duties and responsibilities. The target incentive award is calculated at the end of the fiscal year based upon the attainment of predetermined goals.

STOCK OPTIONS

     In recommending grants under the various stock option plans, the Committee considers various quantitative and qualitative factors. The number of options previously awarded to and held by executive officers and key employees is reviewed but is only one factor in determining the size of current option grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation of the Chief Executive Officer for the 2000 fiscal year was determined pursuant to the terms of Mr. Tennant's employment agreement. Mr. Tennant also participates in the Executive Incentive Plan for senior management as well as the Management Incentive Plan.

                             COMPENSATION COMMITTEE
                            Joel Spungin, Chairman
                            Marshall Ragir
                            Jeffrey C. Rubenstein

                             AUDIT COMMITTEE REPORT

     The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

     The Audit Committee of the Board of Directors has:

     - Reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 30, 2000;

     - Discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

     - Received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Arthur Andersen LLP its independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

                                 AUDIT COMMITTEE

                                 Charles R. Campbell, Chairman
                                 Jeffrey C. Rubenstein
                                 Joseph Gantz

OTHER AUDITOR RELATED MATTERS

     During 2000, the Company retained its independent auditor, Arthur Andersen, to provide services in the following categories and amounts:

Audit Fees..................................................    $195,000
Financial Information Systems Design and Implementation
  Fees......................................................    $293,000
All Other Fees..............................................    $150,400

     The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence.

     The Company's Board of Directors has adopted an Audit Committee Charter, a copy of which is attached hereto as Appendix A. Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

                           COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the NASDAQ Stock Market and a selected industry index (SIC code 3089 -- Plastics Products N.E.C.). The graph is for a period of five years and assumes $100 was invested on December 30, 1995. Cumulative total return assumes that dividends, if any, were reinvested. The cumulative total return set forth in the graph is not necessarily indicative of future returns.

                     ASSUMES $100 INVESTED ON DEC. 30, 1995
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 30, 2000

[PERFORMANCE GRAPH]

                                          12/30/95    12/28/96    12/27/97    12/26/98    12/25/99    12/30/00
                                          --------    --------    --------    --------    --------    --------
Home Products.........................    $100.00     $146.67     $208.89     $176.67     $184.44     $ 31.11
SIC Code Index........................     100.00      134.29      165.59      164.76      175.55      191.73
NASDAQ Stock Market...................     100.00      123.04      150.69      212.51      394.94      237.68

PROPOSAL NO. 2

               APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has unanimously adopted the 2000 Employee Stock Purchase Plan (the "Plan"), subject to stockholder approval at the Meeting. The purpose of the Plan is to encourage and facilitate the purchase of Common Stock by eligible employees of the Company in order to provide a further incentive for eligible employees to promote the best interests of the Company and an additional opportunity to participate in the Company's economic progress.

     The following is a brief description of the material features of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan set forth in Appendix B to this Proxy Statement.

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     Administration. The Plan shall be administered by the Plan committee (hereinafter referred to as the "Committee"), the members of which shall be at least two individuals selected by the Board. Subject to the express provisions thereof, the Committee will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan.

     Shares Subject to Plan. The maximum number of shares which will be available for purchase under the Plan is 500,000 shares of Common Stock. The shares to be sold under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose.

     Eligibility for Participation. Any employee of the Company or its subsidiaries will be eligible to participate in the Plan after the employee attains at least six (6) months of continuous service except for those employees covered under a union collective bargaining agreement, however, no employee will be entitled to participate in the Plan if such employee would own shares (including shares which may be purchased under the Plan) possessing five percent (5%) or more of the total combined voting power of value of all outstanding classes of stock of the Company.

     Employees who elect to participate in the Plan do so by means of payroll deduction. Such elections notify the Company of the amount of the payroll deduction authorized by the employee for the Purchase Period (the period between each June 30 and the next December 31 each of June 30 and December 31 being a "Purchase Date") and each succeeding Purchase Period until the next Purchase Date. A employee may discontinue his election at any time, effective the first day of the next payroll period. If an employee discontinues his participation prior to the last day of the last payroll period in a Purchase Period, such employee is not eligible to participate in the Plan during the Purchase Period immediately following his date of discontinuance. Thereafter, the employee may elect to commence participation effective as of the first day of the first payroll period beginning on any subsequent January 1 or July 1. An employee may change the percentage amount of his election effective as of the first day of the first payroll beginning on or after the next January 1 or July 1. As of April 6, 2001, approximately 967 employees were eligible to participate in the Plan.

     An employee's purchases under the Plan may not be less that 2% or more than 12% percent of his or her salary and no employee may purchase Common Stock under the Plan during any one calendar year with an aggregate fair market value of more than $25,000.

     Termination of Employment. Upon termination of employment, death or upon an election by an employee to discontinue contributions, the number of Common Stock shares paid for in full by the employee upon the application of all accumulated payroll deductions, including from compensation due and owing, will be purchased for the employee unless the employee (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects to abandon all or any such number of the shares pursuant to any rules or regulations the Committee shall make.

     Amendment. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the stockholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan.

     Termination of Plan. The Board may terminate the Plan at any time in its discretion. Upon any merger or consolidation of the Company in which the Company is not the surviving entity or the sale or other transfer of all or substantially all of the Company's assets, after the effective date of the merger, consolidation or sale, (i) subject to clause (ii) below, each employee holding a right to purchase shares will be entitled to receive, upon his payment for all or part of the shares of Common Stock purchasable by him under the Plan, in lieu of Common Stock, shares of such stock or other securities as the holders of Common Stock received pursuant to the terms of the merger, consolidation or sale and (ii) all outstanding rights to purchase may be canceled by the Board of Directors provided that (a) notice of such cancellation is given to each employee and (b) each employee has the right to purchase, during the 30 day period prior to the effective date of the merger, consolidation or sale, all or any number of shares that would be allocated to him under the terms of the Plan if the purchase Date were set 30 days preceding said effective date.

FEDERAL INCOME TAX CONSEQUENCES

     General. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The following is a brief summary of the Federal income tax aspects of shares to be issued under the Plan based upon the Code and other statutes, regulations and interpretations in effect on the date of this Proxy Statement.

     Status of Rights to Purchase Shares Under the Plan. For tax purposes, rights to purchase shares of Common Stock under the Plan are intended to qualify as employee stock purchase plan options as defined in Section 423 of the Code.

     Tax Consequences of Grant of Right to Purchase Shares Under the Plan. An employee's payroll deductions to purchase shares of Common Stock are made on an after-tax-basis. No federal income tax is imposed on an employee upon the grant of a right to purchase shares under the Plan. The Company is not entitled to a business expense deduction as a result of the grant of a right to purchase shares.

     Tax Consequences of a Qualifying Disposition of Shares. If an employee disposes of shares of Common Stock acquired under the Plan (including by way of gift) more than the later of two years after the granting of the option or 12 months after the date of acquisition of the shares, typically at the end of the Plan year or dies while owning any such shares, any gain is first recognized as ordinary income up to the lesser of (i) the excess of the fair market value of shares at the time of disposition over the purchase price of such shares, or
(ii) the excess of the fair market value of shares at the date the employee made the election to purchase the shares over the purchase price. The employee's basis in shares of Common Stock acquired under the Plan is increased by any ordinary income recognized. Any remaining gain upon disposition is recognized as a long-term capital gain. If the employee disposes of shares of Common Stock acquired under Plan after meeting the above statutory holding period for less than the purchase price, a long-term capital loss is recognized.

     If an employee satisfies the long-term capital gain holding period requirements discussed above, then the Company will not be allowed a deduction with respect to the employee's disposition of the shares.

     Tax Consequences of Disqualifying Disposition. If an employee disposes of shares of Common Stock acquired under the Plan before meeting the statutory holding period, then the employee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount recognized as ordinary income upon such disposition is the difference between the purchase price and the fair market value of the shares at the applicable Purchase Date. The difference between the basis (the purchase price) of the shares of Common Stock acquired under the Plan, increased by any ordinary income recognized, and the selling price of shares of Common Stock acquired under the Plan is a short-term capital gain or loss. In such event, as long as any applicable withholding obligations are satisfied, the Company may claim a deduction for compensation paid at the same time and in the same amount as the ordinary income recognized by the employee.

VOTE REQUIRED FOR APPROVAL

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present at the Meeting, in person or by proxy, and entitled to vote.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jeffrey C. Rubenstein, a director of the Company, and a member of the Compensation Committee is a senior principal with the law firm Much Shelist Freed Denenberg Ament & Rubenstein, P.C., which serves as general counsel to the Company. Legal fees paid to Mr. Rubenstein's firm were neither material to the Company or to his firm. Mr. Rubenstein, as executor of the Meyer J. Ragir Estate, executor of the Norma L. Ragir Estate, a director of the Ragir Foundation, and co-trustee of the Ragir Trusts, exercises either sole or shared voting and investment power with respect to 513,358 shares of the Company's Common Stock, or 6.6% of the outstanding shares of Common Stock as of April 6, 2001 and Mr. Rubenstein beneficially owned an additional 57,900 shares as of that date. The Company's principal office and a manufacturing facility in Chicago, Illinois is owned by the Ragir Gift Trust, of which Mr. Rubenstein serves as co-trustee.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for 2001. Arthur Andersen LLP has served as the Company's independent auditors since 1996. A representative of Arthur Andersen LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership ("Form 3") and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company ("Form 4"). Executive officers, directors, and greater than 10% stockholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely on review of the copies of such reports furnished to the Company, the Company believes that during the 2000 fiscal year, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% beneficial owners were complied with except as follows: (i) each of Messrs. Tennant (chief executive officer), Winslow (executive officer) and Dolan (former executive officer) filed one late Form 4 reporting units acquired under the EIP and options granted to them beginning in 1995 which had not been previously reported under Section 16(a) (Mr. Tennant's Form 4 also included late reporting of two open market purchases of Common Stock in 2000);
(ii) each of Messrs. Tennant and Winslow filed one late Form 5 reporting the conversion of units acquired under the EIP to Common Stock and cash in 2000; and
(iii) each of the non-employee directors, including Messrs. Campbell, Gantz, Murray, Ragir, Rubenstein and Spungin filed one late Form 4 to report shares of Common Stock and options granted to them as compensation for their services as directors since 1995 which had not been previously reported under Section 16(a) (Mr. Spungin's Form 4 also included late reporting of a gift of shares) and one late Form 5 reporting the acquisition of shares of Common Stock as compensation for their services as directors in the latter half of 2000.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders has accompanied this Proxy Statement. The Company's Annual Report on Form 10-K for the fifty-three weeks ended December 30, 2000, as filed with the SEC, is available without charge to any stockholder upon written request to James E. Winslow, Executive Vice President, Chief Financial Officer and Secretary, Home Products International, Inc., 4501 West 47th Street, Chicago, Illinois 60632. Copies of exhibits filed with the Form 10-K will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company not later than 5:00 pm central standard time on December 19, 2001, at the Company's principal executive offices at 4501 West 47th Street, Chicago, Illinois 60632. With respect to the Meeting, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which is not included in these proxy materials for consideration at the Meeting if the Company did not receive proper notice of such proposal at its principal executive offices by December 13, 2001. Proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend at the Company's annual meeting of stockholders to be held in 2002 if a stockholder raises any proposal which is not included in the proxy materials for such meeting and the Company does not receive proper notice of such proposal at its principal executive offices by December 19, 2001.

                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors,

                                          /S/ JAMES R. TENNANT
                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 11, 2001

                                                                      APPENDIX A

                        HOME PRODUCTS INTERNATIONAL INC.

                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT, ROLES AND RESPONSIBILITIES

     The Audit Committee ("Committee") will assist the board of directors of Home Products International, Inc. (the "Company") in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the Company's Code of Conduct. In performing its duties, the Committee will maintain effective working relationships with the Company's board of directors, management, and the external independent public accountant auditors ("External Auditors") and internal auditors, if any. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business, operations and risks.

I. ORGANIZATION

     A. The Committee shall consist of three (3) or more members to be selected by the Company's board of directors.

     B. All of the members shall be "independent directors" or qualify under the exceptions thereto, as such are described by the NASD rule making dated December 14, 1999, as amended from time to time. The board of directors shall certify and appoint one (1) member who possesses the requisite financial sophistication to be Chairman of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheets, income statements and cash flow statements.

     C. The Committee shall meet not less frequently than: a meeting prior to the initiation of the audit of the Company's fiscal year statements; a meeting following the Company's independent auditors' preparation of the Company's fiscal year financial statements; and meetings at such other times as deemed necessary for either the Company's board of directors or the Chairman of the Committee.

II. ROLES AND RESPONSIBILITIES

     A.  Financial Reporting:

          1. General Responsibilities of the Committee:

             a) Review significant accounting and reporting issues, problems or difficulties raised by the External Auditors and any management letter provided by the External Auditors, as well as management's response to such letter;

             b) Inquire of management, External Auditors and internal auditors, if any, about significant risks and exposures and the plans to minimize such risks.

          2. Annual Financial Statements, with respect thereto, the Committee shall:

             a) Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members;

             b) Review complex and/or unusual transactions raised by the External Auditors such as restructuring charges;

             c) Meet with management and the External Auditors to review the financial statements and the results of the audit;

             d) Review management's handling of proposed audit adjustments identified by the External Auditors and the resolution thereof; and

     B. Interim Financial Statements, with respect thereto, the Committee shall:

          1. Determine how management develops and summarizes quarterly financial information;

        2. As a whole, or the Chairman alone, shall meet, after a pre-issuance review is completed, with the External Auditors, either telephonically or in person, to review the interim financial statements and the results of the review; and

     C. Compliance with Laws and Regulations, with respect thereto, the Committee shall:

        1. Periodically obtain updates from management, general counsel, and the chief financial officer regarding compliance;

        2. Make reasonable inquiry of the External Auditors to determine that all regulatory compliance matters have been considered in the preparation of the financial statements;

        3. Review the findings of any examinations by regulatory agencies, including the NASD and the Securities and Exchange Commission which are delivered to the Committee; and

        4. Prepare any report required from the Committee by the Rules of the Securities and Exchange Commission.

     D. Compliance with the Company's Code of Conduct, with respect thereto, the Committee shall require that the Company's Code of Conduct is disseminated to all employees, including at the initiation of employment of all new employees.

     E. In the event the Company shall establish the position of Internal Auditor, then, with respect thereto, the Committee shall:

        1. Review the activities and organizational structure of the Company's internal audit function; and

        2. Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the senior person responsible for any internal audit.

     F.  External Audit, with respect thereto, the Committee shall:

        1. Prior to the commencement of the fiscal year audit, review the External Auditors' proposed audit scope and approach;

        2. Review the performance of the External Auditors and recommend to the board of directors the appointment or discharge of the External Auditors; and

        3. Review and confirm the independence of the External Auditors and the External Auditors' assertion of their independence.

     G.  The Committee shall perform the following additional responsibilities:

        1. Meet with the External Auditors, chief financial officer, and management in separate executive sessions to discuss any matters that the Committee or these parties believe should be discussed privately;

        2. Review and discuss significant findings and recommendations made by the External Auditors, and then by the internal auditors, if any;

        3. Review, with the Company's outside counsel, any legal matters raised in writing by the outside counsel that could have a significant impact on the Company's financial statements;

        4. Where directed in writing by the board of directors, institute special investigations and, if appropriate, hire special counsel or experts to assist; and

          5. Periodically review and update this Charter, which amendments shall require the approval of the board of directors.

III. REPORTING RESPONSIBILITIES

     The Committee shall report regularly to the board of directors about Committee activities and make appropriate recommendations to the board of directors, management, the External Auditors and the internal auditors, if any.

IV. LIMITS OF RESPONSIBILITIES AND POWERS

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the External Auditors. It is not the duty of the Committee to conduct investigations (except as set forth in Section II, Paragraph D, Subsection 4 hereof), to resolve disagreements, if any, between management and the External Auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX B

                       HOME PRODUCTS INTERNATIONAL, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

     Home Products International, Inc. hereby establishes the Home Products International, Inc. 2000 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Company and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

     As used in the Plan, as of any time of reference, and unless the context otherwise required:

          (a) "AFFILIATE" means any trade or business entity which is a member of a controlled group with the Company (as described in Section 414(b) and (c) of the Code) or is a member of an affiliated service group with the Company (as described in Section 414(m) of the Code) and any other entity required to be aggregated with the Company pursuant to final regulations under Section 414(o) of the
              Code).

          (b) "BOARD" means the Board of Directors of the Company as from time to time constituted.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "COMMITTEE" has the meaning set forth in Section 3 hereof.

          (e) "COMMON SHARES" means the common shares, par value $0.01 per share, of the Company.

          (f) "COMPANY" means Home Products International, Inc., a Delaware corporation, and any successor thereto.

          (g) "CONTROLLED GROUP" means the Company and its Subsidiaries.

          (h) "EFFECTIVE DATE" means January 1, 2000.

          (i) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan with the prior approval of the Company, as evidenced by a resolution of the Board.

          (j) "FAIR MARKET VALUE" means the closing price of a Common Share on the NASDAQ Stock Market on the business day on the date of reference. If the date of reference is not a business day, the immediately preceding business day shall be used.

          (k) "OFFERING PRICE" means eighty-five percent (85%) of the Fair Market Value of a Common Share on the first day of the Purchase Period.

          (l) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4 hereof and who has accepted an offer made by the Committee pursuant to Section 6(b) hereof.

          (m) "PLAN" means the Home Products International, Inc. 2000 Employee Stock Purchase Plan herein set forth and any amendment or supplement thereto.

          (n) "PURCHASE DATE" means June 30 or December 31 of each year during the term of the Plan.

          (o) "PURCHASE PERIOD" means the period of time between each Purchase Date.

          (p) "SUBSIDIARY" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (q) "TERMINATION DATE" means the date that the Board in its discretion terminates the Plan. In no event, however, may an option be exercised five years after the date an option is granted.

          (r) "WITHHOLDING" has the meaning set forth in Section 6(b) hereof.

The masculine gender, when appearing in the Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "HEREOF," "HEREIN," and "HEREUNDER," and other similar compounds of the word "HERE," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the 2000 Employee Stock Purchase Plan committee (hereinafter referred to as the "COMMITTEE"), the members of which shall be at least two individuals selected by the Board. Subject to the express provisions hereof, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. ELIGIBILITY.

     (a) Any employee of an Employer shall be eligible to participate in the Plan after the employee attains at least six (6) months of continuous service with an Employer except for those employees covered under a union collective bargaining agreement. For the sole purpose of calculating length of service under the Plan, employees shall be credited for service with an employer immediately prior to the Company's acquisition of such employer or other member of the Controlled Group or any Affiliate hereof. No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

     (b) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee would own shares (including shares which may be purchased under the Plan) possessing five percent (5%) or more of the total combined voting power of value of all classes of stock of the Company or its Subsidiaries, actually issued and outstanding. For the foregoing purposes, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, and the rules of stock attribution set forth in Section 424(d) of the Code shall apply in determining share ownership.

SECTION 5. PURCHASE PRICE.

     The purchase price shall be the lesser of (i) the Offering Price or (ii) 85 percent of the Fair Market Value of a Common Share on the last day of such Purchase Period; in all instances adjusted to the nearest 1/8(th) point.

SECTION 6. NUMBER OF COMMON SHARES OFFERED.

     (a) The maximum number of shares which shall be available for purchase under the Plan shall be 500,000 Common Shares of the Company, subject to adjustment as provided in Section 13. The Common Shares to be sold under the Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose.

     (b) A Participant shall be entitled to elect to have withheld from his payroll from a minimum of 2 percent up to a maximum of 12 percent of his compensation ("WITHHOLDING"). Subject to the reductions as provided in clauses
(c) and (d) below, the total amount of the Withholding shall be used to purchase Common Shares. For purposes of this Section 6, the number of shares to be purchased equal to 2 percent of the Participant's compensation shall be called the "BASE SHARES" and any number of additional shares to be purchased in excess of the Base Shares shall be called the "ADDITIONAL SHARES." For purposes of this subsection, compensation means the total wages, bonuses, commissions and overtime paid with respect to a Purchase Period by the Company to a Participant for services performed during such Purchase Period including deferrals described in Sections 125 and 402(e)(3) of the Code, but excluding (i) extra compensation based upon special arrangement; (ii) deferred compensation; (iii) reimbursed expenses; (iv) expense allowances; (v) stock options and any gain or income attributable thereto and (vi) other extra cash compensation (including, but not limited to, cash and non-cash fringe benefits). The Committee may provide for a separate election (of a different percentage) for a specified item or items of compensation including, but not limited to, bonus payments.

     (c) No Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year (under the Plan and other employee stock purchase plans within the meaning of Section 423 of the Code) of the Company and its Subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

     (d) In the event that Participants elect to purchase more shares than are available under clause (a) above, the maximum amount of Base Shares that any Participant shall be permitted to purchase as Additional Shares shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase pursuant to clause (b) above first reducing proportionately the number of Additional Shares elected by each Participant; and second, proportionately reducing the number of Base Shares until the number of shares to be purchased equals the number of shares available under clause (a) above. Notwithstanding the preceding sentences of this clause (d), no Participant may purchase fewer than ten shares.

     (e) At the time the Common Shares are purchased, or at the time some or all of the Common Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer's federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Common Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her compensation as well as the Participant's portion of FICA (both the OASDI and Medicare components) with respect to any compensation arising on account of the purchase or disposition of Common Shares. The Employer may increase income and/or employment tax withholding on a Participant's compensation after the purchase or disposition of Common Shares in order to comply with federal, state and local tax laws, and each Participant agrees to sign any and all appropriate documents to facilitate such withholding.

SECTION 7. ENROLLMENT PERIOD; EMPLOYEE'S ELECTION TO PARTICIPATE.

     (a) The Committee shall establish an enrollment period during which an eligible employee may elect to purchase shares by executing and delivering to the Company an enrollment and payroll deduction authorization form.

     (b) An election to purchase shall not constitute a contract to purchase. Such an election shall merely notify the Company of the amount of the payroll deduction authorized by the Participant for the Purchase Period and each succeeding Purchase Period until the next Purchase Date.

SECTION 8. PURCHASE PERIOD; PAYMENT FOR SHARES.

     (a) Concurrently with his election, the Participant shall authorize a payroll deduction during each Purchase Period. A Participant may discontinue his election at any time, effective the first day of the next payroll period. If a Participant discontinues his participation prior to the last day of the last payroll period in a Purchase Period, such employee is not eligible to participate in the Plan during the Purchase Period immediately following his date of discontinuance. Thereafter, the employee may elect to commence participation effective as of the first day of the first payroll period beginning on any subsequent January 1 or July 1. A Participant may change the percentage amount of his election effective as of the first day of the first payroll beginning on or after the next January 1 or July 1. Any election to discontinue participation, recommence participation or change of election must be writing and submitted to the Committee or individual (or department) designated by the Committee.

     (b) All payroll deductions held by the Company under the Plan shall be held on behalf of the Participant without interest.

     (c) The Company shall purchase Common Shares on behalf of each Participant pursuant to Section 9 hereof as soon as administratively practicable after each Purchase Date.

     (d) All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 9. ISSUANCE AND DELIVERY OF STOCK CERTIFICATES; REGISTRATION.

     (a) Certificates for Common Shares shall be issued and delivered to each Participant for the number of Common Shares paid for in full as soon as administratively practicable after each Purchase Date. No fractional shares will be issued at any time.

     (b) When all Common Shares purchasable under the Plan have been issued, any payroll deductions that have not been used to purchase Common Shares shall be used to purchase Common Shares for the next Purchase Period or if no additional Common Shares will be purchased, returned to the applicable Participant.

     (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Company prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship.

SECTION 10. TERMINATION OF EMPLOYMENT OR DISCONTINUANCE OF CONTRIBUTION.

     Upon termination of employment, death or upon an election by the Participant to discontinue contributions, the number of Common Shares paid for in full by the Participant upon the application of all accumulated payroll deductions, including from compensation due and owing, shall be purchased for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate), unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects to abandon all or any such number of the Common Shares then purchasable, pursuant to any rules or regulations the Committee shall make.

SECTION 11. RIGHTS NOT TRANSFERABLE.

     The right to purchase Common Shares under this Plan shall not be transferable by any Participant or exercisable, during his lifetime, by any person other than the Participant.

SECTION 12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

     (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this Section 12(b) shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under Section 6 shall be deemed to include such additional Common Shares or such other shares of the Company.

     (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

     (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan, in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares which would be allocated to him under the terms of the Plan if the Purchase Date were set 30 days preceding said effective date.

     (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 13. SHAREHOLDER APPROVAL.

     The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within 12 months before or after its adoption by the Board.

SECTION 14. RIGHTS OF A SHAREHOLDER.

     No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under the Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 15. NO REPURCHASE OF COMMON SHARES BY COMPANY.

     The Company is not obligated to repurchase from any Participant Common Shares he has acquired under the Plan.

SECTION 16. AMENDMENT OF THE PLAN.

     The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 12) or the designation of Subsidiaries whose employees may be offered options under the Plan.

SECTION 17. TERMINATION OF THE PLAN.

     The Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and, unless the Participant elects to abandon his shares, shall issue and deliver to each Participant certificates for the number of Common Shares paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than ten Common Shares. The Committee shall refund to the Participant any amount contributed by the Participant that exceeds the amount necessary to purchase the number of Common Shares the Participant elects to purchase and not abandon. If the Participant retains no right to purchase Common Shares, the Committee shall refund to the Participant any amount contributed by the Participant. Any contributions remaining in the Plan shall be refunded to the Participants making such contributions as soon as administratively practicable after termination of the Plan.

SECTION 18. COMPLIANCE WITH STATUTES AND REGULATIONS.

     The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 19. GOVERNING LAW.

     This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Front Side of Proxy

                                      PROXY

                        HOME PRODUCTS INTERNATIONAL, INC.
                              4501 West 47th Street
                             Chicago, Illinois 60632

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James R. Tennant and James E. Winslow as Proxies, (jointly and severally), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Home Products International, Inc. held of record by the undersigned on April 6, 2001 at the Annual Meeting of Stockholders to be held on May 24, 2001 or any adjournment thereof.

         In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the related proxy statement.

                           (continued on reverse side)

                                                                                           _______________________

                                                                                           |     I plan to       |
                                                                                           |   attend meeting    |
 Backside of Proxy                                                                         |                     |
                                                                                           |        [ ]          |
                                                                                           _______________________


The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposal No. 2.


1.       Election of Directors.

         FOR all nominees listed below                                 WITHHOLD AUTHORITY
         (except as marked to the contrary below) _____                to vote for all nominees listed  below_____

         (Instructions:  To withhold authority to vote for any individual nominee, strike a line through a nominee's name in the list below.)

         Charles R. Campbell, Marshall Ragir, Jeffrey C. Rubenstein, Daniel B. Shure, Joel D. Spungin, James R. Tennant.


2.       Approval of 2000 Employee Stock Purchase Plan.

         ________ FOR      ________ AGAINST          ________ ABSTAIN


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                            Date:___________________, 2001


                                            ______________________________
                                            Signature

                                            ______________________________
                                            Signature (if held jointly)

                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                       20